Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie	Anna Del Rosario
Vice President – Investor Relations	Director – Corporate Communications
Altera Corporation	Altera Corporation
(408) 544-6996	(408) 544-6397
swylie@altera.com	anna.delrosario@altera.com

ALTERA ANNOUNCES 2006 RESULTS

SALES UP 14%

San Jose, Calif., February 13, 2007 — Altera Corporation (NASDAQ: ALTR) today announced 2006 sales of $1.29 billion, up 14%, compared with $1.12 billion in 2005. New product sales increased 150 percent. Net income for 2006 was $323.2 million, $0.88 per diluted share, versus net income of $278.8 million, $0.74 per diluted share, in 2005. Non-GAAP net income in 2006, excluding the effects of stock-based compensation expense, was $371.2 million, $1.01 per diluted share.

Fourth quarter sales were $317.4 million, up 13 percent from the fourth quarter of 2005 and down 7 percent from the third quarter of 2006. Fourth quarter net income was $99.9 million, $0.27 per diluted share, up 43 percent compared with net income of $69.7 million, $0.19 per diluted share, in the fourth quarter of 2005. Gross profit margin was 66.3 percent for the fourth quarter of 2006 versus 66.7 percent for the fourth quarter of 2005.

During the fourth quarter, Altera reduced its 2006 effective tax rate from 15 percent to 10 percent resulting in a net income benefit of $18 million or $0.05 per diluted share. The tax benefit in the fourth quarter arose primarily from the reinstatement in December 2006 of the federal R&D tax credit and the favorable impact of a tax audit settlement.

Altera repurchased 7.1 million shares of its common stock during 2006 at a cost of $140.4 million, with 4.4 million shares repurchased during the fourth quarter at a cost of $87.4 million. Altera ended the quarter with $1.6 billion in cash and investments.

“Our 2006 results show an acceleration in top line growth for Altera as we once again outpaced semiconductor industry growth. We aim to capitalize on this momentum and drive for additional sales growth and market share gains. Our overall financial performance remained very strong with profitability that puts us at the top of the programmable logic industry,” said John Daane, president, chief executive officer, and chairman of the board. “We are in the final development stage for our high-end Stratix® III FPGA devices and are completing work on several new products that we will introduce in 2007, making 2007 a very ambitious year for us. We are confident that we can extend our record of smooth new product roll-outs, and that we will be well positioned to compete for the substantial growth opportunity available to the programmable logic industry.”

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Several recent accomplishments mark the company’s continuing progress.

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Altera’s Stratix III FPGA family has been selected as one of EDN magazine’s Hot 100 Products of 2006. This annual list is compiled by the magazine’s editors and represents the year’s most important products that advanced the state of the art in electronics. The 65-nm Stratix III family, together with our Quartus® II development software, uses ground-breaking advancements to deliver devices with 50 percent lower power, 25 percent higher performance, and twice the density of Stratix II devices. The unique Programmable Power Technology found in Stratix III FPGAs responds to customers who increasingly need new ways to reduce power use in their designs. Stratix III devices allow the user’s design to automatically establish the optimum balance between performance and power throughout the device, dramatically reducing overall power consumption, making Stratix III FPGAs the lowest-power, high-performance FPGAs available. Customers have already begun designing with this new family which will begin shipping in the third quarter.

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The range of products that employ Altera’s HardCopy® structured ASICs continues to expand across all market segments served by Altera. As part of this trend, SANYO Electric Company, Ltd. is using Altera’s HardCopy devices in its PLV-Z5 series of home projectors. In this application SANYO is taking advantage of Altera’s Nios® II embedded processor for image processing and enhancement. Together, the HardCopy device and Nios processor deliver a combination of digital signal processing performance and programming flexibility that efficiently integrates many video functions into a single device. The previous version of this award-winning projector used Altera’s Stratix FPGAs. The PLV-Z5 has won several awards including this year’s HiVi magazine’s Best Buy Award, a Hot Product award from ProjectorReviews.com and five-star ratings across all review categories from Projector Central.

•

Altera’s Stratix II GX FPGA family has won EDN China’s 2006 Innovation Award in the digital IC and digital logic category. The award results from a pre-selection process by a panel of EDN China technical editors and online voting among the 35,000 EDN China readers. This recognition confirms the widespread appeal of this third generation of Altera FPGAs with embedded transceivers. Stratix II GX FPGAs are the industry’s only FPGAs to provide transceiver speeds up to 6.375 Gbps on every channel, operating with the industry’s lowest power consumption and best signal integrity. Altera has now completed the rollout of the entire product family and has begun shipping production-qualified parts to customers.

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Business Outlook for the First Quarter 2007

The following guidance includes stock-based compensation expense in cost of goods sold, research and development, and SG&A of $0.4 million, $6 million, and $8 million respectively. The tax rate would be 2 percentage points higher excluding stock-based compensation.

Sales	Unchanged from fourth quarter to down 4% sequentially

Gross Margin	65% to 66%

Research and Development	Low to mid-$60 million range

SG&A	Mid-$70 million range

Other Income	Approximately $16 million

Tax Rate	13% to 15%

Conference Call and Quarterly Update:

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the first quarter of 2007. The web cast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will”, “expects”, “anticipates”, or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release and comments relating to new products and anticipated product rollouts. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, customer business environment, market acceptance of the company’s products, the rate of growth of the company’s new products including the Stratix III, Stratix II, Stratix II GX, Cyclone® II, MAX® II and HardCopy device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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Use of Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. GAAP, the accompanying financial tables contain non-GAAP financial measures that exclude the effects of the non-cash stock-based compensation expense and the related tax effects of SFAS 123 (R), “Share-based Payment.” The non-GAAP financial measures are neither in accordance with, nor an alternative for, generally accepted accounting principles and may be different from similarly titled non-GAAP financial measures used by other companies. Accordingly, the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures included below should be carefully evaluated. Altera believes that the use of these non-GAAP financial measures, when shown in conjunction with corresponding GAAP financial measures, provide useful information to management and investors regarding financial and business trends relating to Altera’s financial condition and results of operations. Altera management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, to review Altera’s financial performance. Non-GAAP reporting represents relevant and useful information that is widely used by financial analysts, investors and other interested parties in our industry. Altera’s management believes this presentation is useful to investors in evaluating performance on a basis that is consistent and comparable with periods prior to the adoption of SFAS 123(R). Since expensing stock-based compensation expense does not require cash expenditures by the company, the company’s non-GAAP presentation that excludes these expenses may be a useful measure of the company’s performance. A reconciliation between GAAP and non-GAAP financial results is provided on pages 5 to 7 of this release.

About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

GAAP AND NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data and note)

(Unaudited)

	THREE MONTHS ENDED
	December 29 2006			December 30 2005
	GAAP (2)	Adjustments (1)	Non-GAAP (2)	GAAP (2)
Net sales	$317,392	$—	$317,392	$281,910
Cost of sales	107,007	(369)	106,638	93,817

Gross margin	210,385	369	210,754	188,093

Operating expenses:
Research and development	58,355	(6,549)	51,806	53,593
Selling, general, and administrative	73,994	(8,583)	65,411	58,343

Total operating expenses	132,349	(15,132)	117,217	111,936

Income from operations	78,036	15,501	93,537	76,157
Interest and other income, net	18,842	—	18,842	10,945

Income before income taxes	96,878	15,501	112,379	87,102
Provision (Benefit) for income taxes	(2,984)	5,928	2,944	17,420

Net income	$99,862	$9,573	$109,435	$69,682

Net income per share:
Basic	$0.28		$0.30	$0.19

Diluted	$0.27		$0.30	$0.19

Shares used in computing per share amounts:
Basic	362,569		362,569	362,047

Diluted	368,448		368,448	366,864

Tax rate	-3.1%		2.6%	20.0%
% of Net Sales:
Gross margin	66.3%		66.4%	66.7%
Research and development	18.4%		16.3%	19.0%
Selling, general, and administrative	23.3%		20.6%	20.7%
Income from operations	24.6%		29.5%	27.0%
Net income	31.5%		34.5%	24.7%

Notes:

(1)	Adjustments consist of non-cash stock-based compensation expenses and related tax effects.
(2)	The GAAP and Non-GAAP income statements above include amounts related to our Nonqualified Deferred Compensation Plan (NQDC Plan). The NQDC Plan had gains of $2.5 million and $0.9 million for the three month periods ended December 29, 2006 and December 30, 2005, respectively. Gains or (losses) were included in interest and other income, net, as well as cost of sales and operating expenses. There was no net impact in any period presented on income before income taxes or net income arising from this plan.

	THREE MONTHS ENDED
NQDC Impact (In Millions)	December 29 2006	December 30 2005
Increase in Cost of sales	$0.1	$—
Increase in R&D Expense	0.9	0.4
Increase in SG&A Expense	1.5	0.5

Increase in Interest and other income, net	$2.5	$0.9

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ALTERA CORPORATION

GAAP AND NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data and note)

(Unaudited)

	THREE MONTHS ENDED
	September 29 2006			September 30 2005
	GAAP (2)	Adjustments (1)	Non-GAAP (2)	GAAP (2)
Net sales	$341,213	$—	$341,213	$291,530
Cost of sales	110,527	(422)	110,105	97,647

Gross margin	230,686	422	231,108	193,883

Operating expenses:
Research and development	63,604	(6,116)	57,488	49,443
Selling, general, and administrative	80,773	(8,483)	72,290	57,289

Total operating expenses	144,377	(14,599)	129,778	106,732

Income from operations	86,309	15,021	101,330	87,151
Interest and other income, net	16,539	—	16,539	11,368

Income before income taxes	102,848	15,021	117,869	98,519
Provision for income taxes	15,427	4,611	20,038	20,704

Net income	$87,421	$10,410	$97,831	$77,815

Net income per share:
Basic	$0.24		$0.27	$0.21

Diluted	$0.24		$0.27	$0.21

Shares used in computing per share amounts:
Basic	361,840		361,840	372,690

Diluted	367,313		367,313	379,080

Tax rate	15.0%		17.0%	21.0%
% of Net Sales:
Gross margin	67.6%		67.7%	66.5%
Research and development	18.6%		16.8%	17.0%
Selling, general, and administrative	23.7%		21.2%	19.7%
Income from operations	25.3%		29.7%	29.9%
Net income	25.6%		28.7%	26.7%

Notes:

(1)	Adjustments consist of non-cash stock-based compensation expenses and related tax effects.
(2)	The GAAP and Non-GAAP income statements above include amounts related to our Nonqualified Deferred Compensation Plan (NQDC Plan). The NQDC Plan had gains of $2.1 million for the three month periods ended September 29, 2006 and September 30, 2005, respectively. Gains or (losses) were included in interest and other income, net, as well as operating expenses. There was no net impact in any period presented on income before income taxes or net income arising from this plan.

	THREE MONTHS ENDED
NQDC Impact (In Millions)	September 29 2006	September 30 2005
Increase in R&D Expense	$1.2	$0.7
Increase in SG&A Expense	0.9	1.4

Increase in Interest and other income, net	$2.1	$2.1

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ALTERA CORPORATION

GAAP AND NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data and note)

(Unaudited)

	YEAR ENDED
	December 29 2006			December 30 2005
	GAAP (2)	Adjustments (1)	Non-GAAP (2)	GAAP (2)
Net sales	$1,285,535	$—	$1,285,535	$1,123,739
Cost of sales	427,975	(1,868)	426,107	365,946

Gross margin	857,560	1,868	859,428	757,793

Operating expenses:
Research and development	248,720	(28,566)	220,154	209,765
Selling, general, and administrative	307,765	(37,690)	270,075	225,861

Total operating expenses	556,485	(66,256)	490,229	435,626

Income from operations	301,075	68,124	369,199	322,167
Interest and other income, net	58,595	—	58,595	34,869

Income before income taxes	359,670	68,124	427,794	357,036
Provision for income taxes	36,434	20,123	56,557	78,207

Net income	$323,236	$48,001	$371,237	$278,829

Net income per share:
Basic	$0.90		$1.03	$0.75

Diluted	$0.88		$1.01	$0.74

Shares used in computing per share amounts:
Basic	361,096		361,096	370,164

Diluted	367,372		367,372	376,302

Tax rate	10.1%		13.2%	21.9%
% of Net Sales:
Gross margin	66.7%		66.9%	67.4%
Research and development	19.3%		17.1%	18.7%
Selling, general, and administrative	23.9%		21.0%	20.1%
Income from operations	23.4%		28.7%	28.7%
Net income	25.1%		28.9%	24.8%

Notes:

(1)	Adjustments consist of non-cash stock-based compensation expenses and related tax effects.
(2)	The GAAP and Non-GAAP income statements above include amounts related to our Nonqualified Deferred Compensation Plan (NQDC Plan). The NQDC Plan had gains of $5.9 million and $2.5 million for the years ended December 29, 2006 and December 30, 2005, respectively. Gains or (losses) were included in interest and other income, net, as well as cost of sales and operating expenses. There was no net impact in any year presented on income before income taxes or net income arising from this plan.

	YEARS ENDED
NQDC Impact (In Millions)	December 29 2006	December 30 2005
Increase in Cost of sales	$0.1	$—
Increase in R&D Expense	2.6	1.1
Increase in SG&A Expense	3.2	1.4

Increase in Interest and other income, net	$5.9	$2.5

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 29 2006	September 29 2006	December 30 2005
ASSETS
Current assets:
Cash and short-term investments	$1,363,747	$1,307,038	$1,166,588
Accounts receivable, net	74,795	126,543	80,509
Inventories	78,477	93,437	70,711
Deferred compensation plan assets	69,378	66,021	61,567
Other current assets	148,155	161,997	132,221

Total current assets	1,734,552	1,755,036	1,511,596
Long-term investments	256,563	267,899	115,965
Property and equipment, net	178,363	174,804	165,999
Deferred income taxes and other assets, net	45,314	38,928	34,136

	$2,214,792	$2,236,667	$1,827,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and current liabilities	$230,508	$279,869	$239,350
Deferred compensation plan obligations	69,378	66,021	61,567
Deferred income and allowances on sales to distributors	298,078	330,944	258,285

Total current liabilities	597,964	676,834	559,202
Capital lease obligations	1,304	1,486	3,871
Other non-current liabilities	7,363	5,665	5,035
Stockholders' equity	1,608,161	1,552,682	1,259,588

	$2,214,792	$2,236,667	$1,827,696

KEY RATIOS & INFORMATION
Current Assets/Current Liabilities	3:1	3:1	3:1
Liabilities/Equity	1:3	1:2	1:2
Annualized YTD Return on Equity	23%	21%	21%
Quarterly Depreciation Expense	$7,133	$6,744	$7,038
Quarterly Capital Expenditures	$10,692	$9,597	$7,665
Annualized Sales per Employee	$506	$514	$498
Number of Employees	2,654	2,649	2,361
Inventory MSOH (a): Altera	2.2	2.5	2.3
Inventory MSOH (a): Distribution	1.3	1.3	1.4
Days Sales Outstanding	21	34	26

(a)	MSOH: Months Supply On Hand

Note: Certain reclassifications have been made to prior period balances in order to conform to the current period's presentation.

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

				Quarterly Growth Rates		Year ending		Annual Growth Rate
	Q4'06	Q3'06	Q4'05	Q-Q	Y-Y	2006	2005
Geography
North America	22%	23%	26%	-11%	-2%	24%	25%	13%

Asia Pacific	31%	28%	26%	3%	31%	27%	25%	22%
Europe	26%	27%	24%	-10%	21%	26%	25%	16%
Japan	21%	22%	24%	-11%	-1%	23%	25%	6%

International	78%	77%	74%	-6%	17%	76%	75%	15%

Total	100%	100%	100%	-7%	13%	100%	100%	14%

Product Category
New	24%	21%	11%	6%	155%	19%	9%	150%
Mainstream	32%	36%	36%	-16%	-1%	35%	34%	17%
Mature & Other	44%	43%	53%	-6%	-6%	46%	57%	-8%

Total	100%	100%	100%	-7%	13%	100%	100%	14%

Market Segment
Communications	39%	41%	43%	-11%	4%	42%	42%	15%
Industrial	35%	33%	33%	-2%	17%	34%	32%	20%
Consumer	15%	15%	15%	-2%	16%	14%	16%	0%
Computer & Storage	11%	11%	9%	-14%	34%	10%	10%	16%

Total	100%	100%	100%	-7%	13%	100%	100%	14%

FPGAs and CPLDs
FPGA	71%	71%	71%	-8%	13%	71%	70%	16%
CPLD	19%	19%	20%	-4%	7%	19%	20%	12%
Other	10%	10%	9%	-5%	21%	10%	10%	7%

Total	100%	100%	100%	-7%	13%	100%	100%	14%

Product Category Description

Category	Products
New	Stratix II, Stratix II GX, Cyclone II, MAX II, HardCopy and HardCopy II

Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A

Mature & Other	Classic, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, Excalibur, configuration and other devices, intellectual property cores, and software and other tools

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